POWER OF ATTORNEY
RELATING TO SECTION 16 REPORTS

The undersigned hereby constitutes and appoints William W. Traynham, Samuel L. Erwin, and Phillip D. Buie, III, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all reports or amendments thereto required to be filed under Section 16 of the Securities Exchange of 1934, as amended, and the regulations from time to time promulgated thereunder, and to file the same, with any exhibits thereto, with the Securities and Exchange Commission, and the undersigned hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

March 20, 2006	/s/William E. Howard, Jr.

Date	Signature